Exhibit 23.2


                   [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement of Form S-4 (File No. 333-46423) of our report dated February 20, 1998, on our audits of the consolidated financial statements of Abercrombie & Fitch Co. as of January 31, 1998 and February 1, 1997, and for the years ended January 31, 1998, February 1, 1997, and February 3, 1996. We also consent to the reference to our Firm under the caption "Experts".


                                             /s/ Coopers & Lybrand L.L.P.
                                             -------------------------------
                                             Coopers & Lybrand L.L.P.

Columbus, Ohio
March 31, 1998